UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 2, 2006

AKESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27409	84-1409219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Prospect Street, Suite 320

La Jolla, California 92037

(Address of principal executive offices, including zip code)

(858) 454-4311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Akesis Pharmaceuticals, Inc., a Nevada corporation (the “Company”) hereby amends its Current Report on Form 8-K (the “Original Form 8-K”) that was filed with the Securities and Exchange Commission on October 3, 2006 to correct the exercise price for the warrant and options disclosed in Items 1.01 and 5.02 at the time of filing the Original Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On October 2, 2006, the Company entered into a Separation Agreement and Release (the “Agreement”) with Edward Wilson, President, Chief Executive Officer and a member of the Company’s board of directors. The Agreement provided for, among other things, (i) reimbursement of Mr. Wilson’s expenses incurred on behalf of the Company, (ii) cancellation of that certain Stand-Alone Stock Option Agreement dated January 24, 2005 granting Mr. Wilson an option to purchase up to 862,499 shares of Company common stock, (iii) the issuance of a warrant to purchase 250,000 shares of Company common stock at an exercise price per share of $0.94, for a purchase price of $2,500 (the “Warrant”), (iv) termination of the offer letter by and between Mr. Wilson and the Company dated December 13, 2004, (v) a general release of all claims, known and unknown, against the Company, and (vi) resignation by Mr. Wilson as Chief Executive Officer, President and member of the Company’s board of directors. The Warrant may be exercised until the earlier of (i) three years following issuance and (ii) a change of control of the Company. The Agreement shall be effective on October 9, 2006 unless terminated and rescinded prior to such date by Mr. Wilson.

A copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the Warrant is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

On October 2, 2006, the Company’s board of directors granted to (a) Jay Lichter, the Company’s newly appointed President, Chief Executive Officer and director, an option to purchase an aggregate of 500,000 shares of common stock, (b) Kevin Sayer, a director, an option to purchase an aggregate of 50,000 shares of common stock and (c) John Hendrick, the Company’s Chief Financial Officer, an option to purchase an aggregate of 50,000 shares of common stock. Each option was granted pursuant to a Stand-Alone Stock Option Agreement and all shares are exercisable at a per share exercise price equal to $0.94, the 10-day trailing average closing price of the Company’s common stock for the 10 days prior to and including October 2, 2006. The shares shall vest monthly for the next 36 months. A copy of the form of Stand-Alone Stock Option Agreement is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

The issuances of the Warrant and each Stand-Alone Stock Option Agreement were exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02.	Unregistered Sales of Equity Securities

See Section 1.01 with respect to the issuance of the Warrant and certain stock options which is incorporated by reference into this Item 3.02

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.02.

(c) On October 2, 2006, Jay Lichter, Ph.D. was appointed by the Company’s board of directors to serve as a member of the board of directors and as the Company’s Chief Executive Officer and President. Dr. Lichter served most recently from May, 2004 to July, 2006 as vice president of operations and business development of Sytera, Inc., an ophthalmology pharmaceutical company that merged on July 6, 2006 with Sirion Therapeutics, Inc. Prior to Sytera, from February, 2002 to May, 2004, Dr. Lichter was executive vice president of business development for Sequenom, Inc., a public biotechnology company. Previously, from October, 2000 February, 2002, Dr. Lichter served as president and CEO of XenoPharm, Inc., a start-up company established with technology licensed to commercialize xenobiotic sensors. Earlier in his career, Dr. Lichter worked at both Pfizer, Inc. and Genset

Corporation in various management capacities. Dr. Lichter holds a Bachelor’s degree and a Ph.D. in biochemistry from University of Illinois. He completed Post-Doctoral Fellowships at Yale University and Du Pont Merck Pharmaceutical Company.

Dr. Lichter executed an offer letter dated October 2, 2006 (the “Offer Letter”) including salary, options, and change of control provisions and has entered into the Company’s standard employee proprietary information agreement and indemnification agreement. On October 2, 2006, the Company’s board of directors granted Dr. Lichter an option to purchase 500,000 shares of Company common stock at an exercise price per share of $0.94 pursuant to a Stand-Alone Stock Option Agreement as described in Section 1.01 above. A copy of the Offer Letter is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

(d) See the disclosure set forth above, which is incorporated by reference into this Item 5.02(d).

Item 8.01.	Other Events.

On October 3, 2006, the Company issued a press release announcing Dr. Lichter’s appointment to Chief Executive Officer, President and member of the Company’s board of directors. A copy of this press release is attached hereto as Exhibit 99.1. This summary is qualified in its entirety by reference to Exhibit 99.1 to this current report. The press release and the information therein are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release dated October 2, 2006 between the Company and the Edward Wilson.

10.2	Warrant to Purchase Common Stock dated October 2, 2006 between the Company and Edward Wilson.

10.3	Form of Stand-Alone Stock Option Agreement.

10.4	Offer Letter dated October 2, 2006 between the Company and Jay Lichter.

99.1	Press Release dated October 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKESIS PHARMACEUTICALS, INC.

By:	/s/ John T. Hendrick
John T. Hendrick
Chief Financial Officer

Date: October 24, 2006